Exhibit 10.22

JAZZ PHARMACEUTICALS, INC.

2003 EQUITY INCENTIVE PLAN

OPTION EXERCISE

AND

STOCK PURCHASE AGREEMENT

Instructions

1.	Read the entire Agreement carefully. This is a legally binding agreement between you and the Company.

2.	Items A–C: insert your name and identifying information.

3.	Items D-G: identify the stock option you want to exercise.

4.	Item H: identify how many shares you want to purchase.

5.	Item I: Calculate the Option Price by multiplying the share number in Item H by the purchase price per share in Item E.

6.	Item J: Confirm with the Company whether a tax withholding amount should be entered in this space.

7.	Item K: Add the Option Price in Item I to the tax withholding amount, if any, in Item J. Insert the resulting Purchase Price in Item K.

8.	Item L: Identify your approved method of payment for the Shares.

9.	Signatures: Sign the Agreement in the space provided on page 10. (Important note: If you are married, your spouse also is required to sign.)

10.	Submit your fully completed and signed Agreement, together with payment of the Purchase Price, to the Finance Department

JAZZ PHARMACEUTICALS, INC.

2003 EQUITY INCENTIVE PLAN

OPTION EXERCISE AND

STOCK PURCHASE AGREEMENT

Date:

OPTIONHOLDER / PURCHASER

(A)	Name:

(B)	Employee number:

(C)	Residence address:

STOCK OPTION

(D)	Option Shares (total) subject to this Option:

(E)	Purchase Price per Share:

(F)	Grant Date:

(G)	Option Number:

OPTION SHARES PURCHASED UNDER THIS AGREEMENT

(H)	Shares purchased:

(I)	Option Price [ (E) x (H) ]:

(J)	Tax withholding (if applicable):

(to be calculated by Company)

(K)	Purchase Price [ (I) + (J) ]:

PAYMENT METHOD (select one or more)

(L)	Cash or check (enclosed):

Wire transfer:

(Identify sending bank and wire transfer number)

“Cashless exercise” (if permitted):

(Identify approved NASD broker-dealer and attach agreement)

Other:

(Attach Company approval for other form of payment)

1.	Exercise of Option.

1.1. I am exercising my right to purchase the number of shares of common stock of Jazz Pharmaceuticals, Inc. indicated on Line (H) by exercising the option identified on Lines (D) through (G). The per share purchase price of the option is indicated on Line (E) and the aggregate purchase price of the shares I am purchasing is indicated on Line (I). I acknowledge that I may be responsible for tax withholding on the shares, in which case the aggregate purchase price would be as indicated on Line (K) (which the Company will complete). The shares that I am purchasing by exercising my option are referred to in this agreement as the “Shares”. The total purchase price of the shares is referred to in this agreement as the “Purchase Price”. I acknowledge that the option I am exercising was issued under and is subject to the rules of the 2003 Equity Incentive Plan of Jazz Pharmaceuticals, Inc. (the “Plan”).

1.2. With this signed agreement, I have submitted payment in a form acceptable to the Company for the amount of the Purchase Price.

2.	Company’s Rights of Repurchase.

2.1. Right of Repurchase for Reverse Vesting. If the Shares are not completely vested, I acknowledge that, if my employment with the Company is Terminated (as defined in the Plan), the Company can elect to repurchase any or all of the unvested Shares during the 90 days following my Termination for the lesser of: (i) the Purchase Price of the Shares, minus any cash dividends paid or payable with respect to the Shares for which the record date precedes the repurchase and (ii) the fair market value of the Shares as of the date of my Termination (determined in accordance with the Plan).

2.2 Acceleration of Vesting. If (a) there is of a Change of Control (defined below) of the Company and (b) my employment with the Company is terminated by the Company, other than for Cause (defined below), within twelve months after such Change of Control, then the Company’s repurchase right with respect to 25% of the Shares covered by the option pursuant to which the Shares were purchased (or if less than 25% of the shares covered by such option then remain unvested, all such remaining unvested shares) will automatically lapse on the last day of my employment. For purposes of this Section 2.2, “Change of Control” means (a) the sale, lease, assignment, transfer, conveyance or disposal of all or substantially all of the assets of the Company, or (b) the acquisition of the Company by another entity by means of a consolidation, reorganization, merger or other similar transaction or series of related transactions, in each case excluding (i) any such transaction in which the stockholders of the Company immediately prior to the transaction own more than 50% of the voting power of the acquiror (or parent thereof) immediately after such transaction and (ii) any transaction determined by the Board of Directors of the Company in good faith to be primarily for capital raising purposes. “Cause” means (a) my willful misconduct or gross negligence in the performance of my duties; (b) my conviction or plea of guilt or nolo contendere to any felony or crime involving moral turpitude; or (c) my continued failure to perform my duties to the Company.

2.3 Escrow. To enforce any restrictions on the Shares, including the Company’s right to repurchase the Shares, I acknowledge that I may be required to deposit the certificates representing the Shares, with stock powers or other transfer instruments endorsed in blank, with the Company or an agent of the Company to hold in escrow until the restrictions have lapsed or terminated. I further acknowledge that the certificates representing the Shares may contain legends referencing the restrictions on the Shares and any other legends deemed appropriate by counsel to the Company.

2.4 Sales Prohibited. I acknowledge that I may not sell or transfer the shares while they are subject to the Company’s right of repurchase.

3.	Company’s Right of First Refusal Respecting Shares.

3.1. Right of First Refusal. If I propose to transfer any Shares or any interest in the Shares, the Company will have a right of first refusal (the “Right of First Refusal”) with respect to those Shares.

3.2. Notice of Proposed Transfer. If I want to transfer any or all of the Shares, I will give a written notice (the “Transfer Notice”) to the Company describing fully the proposed transfer, including the number of Shares proposed to be transferred, the proposed transfer price, and the name and address of the person I am proposing to transfer shares to. The Transfer Notice must be a binding commitment signed both by me and by the person I am proposing to transfer shares to.

3.3. Company’s Election to Purchase Shares. The Company may elect to purchase the Shares identified in the Transfer Notice by delivery of a notice of exercise of the Company’s Right of First Refusal within 30 days after the date the Transfer Notice is delivered to the Company. The purchase price paid by the Company will be the price per share equal to the proposed per share transfer price, and will be paid within 60 days after the date the Transfer Notice is received by the Company, unless a longer period for payment was offered by the transferee, in which case the Company will pay the purchase price within such longer period. The Company’s rights under this Section 3 are freely assignable, in whole or in part.

3.4. Payment for Shares by Company. If the Company exercises the Right of First Refusal, I will sell the Shares to the Company on the terms provided in the Transfer Notice. However, if the Transfer Notice provides for payment for the Shares other than in cash, the Company will have the option of paying, in cash, the present value of the consideration described in the Transfer Notice. If I disagree with the value determined by the Company, then I may request an independent appraisal by an appraiser acceptable to the Purchaser and the Company, the costs of which will be borne equally by me and the

Company. If, at the time of exercise of the Right of First Refusal, any Notes of mine are outstanding which represent any portion of the Purchase Price of the Shares, the repurchase price shall be paid first by cancellation of any obligation for accrued but unpaid interest under those Notes, next by cancellation of principal under those Notes, and finally by payment of cash.

3.5. Transfer of Shares. If the Company fails to exercise the Right of First Refusal within 30 days after the date the Transfer Notice is delivered to the Company, I may, not later than 75 days following delivery to the Company of the Transfer Notice, sell the Shares described in the Transfer Notice on the terms and conditions described in the Transfer Notice. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by Purchaser, will again be subject to the Company’s Right of First Refusal and will require compliance by Purchaser with the Right of First Refusal procedure described in this Agreement.

3.6. Binding Effect of Right of First Refusal. The Right of First Refusal will be to the benefit of the successors and assigns of the Company and will be binding upon any transferee of Shares other than a bona fide transferee acquiring Shares in a good faith transaction where the Company failed to exercise the Right of First Refusal, or a transferee from such person.

3.7. Termination of Company’s Right of First Refusal. Notwithstanding anything to the contrary in this Agreement, the Company will have no Right of First Refusal, and I will have no obligation to comply with the procedures of the Right of First Refusal, after the earlier of (a) the closing of the Company’s initial registered public offering to the public generally, or (b) the date 10 years after the Grant Date of the Option.

3.8. Family Transfers. Notwithstanding any to the contrary in this Agreement, the Right of First Refusal does not apply to a transfer of Shares subject to a Nonstatutory Option by gift or devise to members of my immediate family (i.e., parents, spouse or children or to a trust for my benefit or any of my immediate family members), but does apply to any subsequent transfer of such Shares by such immediate family members. Any subsequent transfer by a family member will again be subject to the Company’s Right of First Refusal and will require compliance with the Right of First Refusal procedure described in this Agreement.

4.	Representations

4.1. Investment in the Shares is Risky. I acknowledge that none of the Company’s securities, including the Shares, are publicly traded, and the Company has made no representation, covenant, or agreement as to whether there will be a public market for any of its securities in the future.

I represent that I can bear the economic risk of paying the Purchase Price for an indefinite period. I acknowledge that the sale of the Shares has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and I will not be able to transfer the Shares unless such transfer is registered under the Securities Act or an exemption from such registration is available. I acknowledge that the Company has made no agreements, covenants or undertakings whatsoever to register the transfer of any of the Shares under the Securities Act and that the Company has made no representations, warranties, or covenants whatsoever as to whether any exemption from the Securities Act, including without limitation any exemption for limited sales in routine brokers’ transactions pursuant to Rule 144, will be available.

I understand that if the exemption under Rule 144 becomes available at all, it will not be available until at least one year after full payment of cash for the Shares (or delivery of a full-recourse note secured by adequate additional collateral), and not then unless: (a) a public trading market then exists in the Company’s common stock; (b) adequate information as to the Company’s financial and other affairs and operations is then available to the public; and (c) all other terms and conditions of Rule 144 have been satisfied. I understand that the resale provisions of Rule 701will not apply until 90 days after the Company becomes subject to the reporting obligations of the Securities Exchange Act of 1934 (typically upon the effective date of an initial public offering).

4.2. Taxes. The Company has made no warranties or representations to me with respect to the income tax consequences of the transactions contemplated by this Agreement and I am not relying on the Company or its representatives for an assessment of such tax consequences. I have had adequate opportunity to consult with my personal tax advisor prior to submitting this Agreement to the Company.

4.3. Repurchase. If the Shares are subject to a Right of Repurchase in favor of the Company at their original purchase price when I cease to provide services for the Company, or if I could be subject to suit under Section 16(b) of the Securities Exchange Act of 1934 with respect to the purchase of the Shares, I will execute and deliver to the Company a copy of the Acknowledgment and Statement of Decision Regarding Election Pursuant to Section 83(b) of the Internal Revenue Code (the “Acknowledgment”) attached as Exhibit A. I acknowledge that I am primarily responsible for filing any Section 83(b) elections although the Company will, as an accommodation to me and without assuming any liability, file a duplicate election if I promptly provide an executed form with the Acknowledgement and Statement of Decision Regarding Section 83(b). I will consult with my own tax advisor to determine if there is a comparable election to file in the state of where I reside and whether filing a federal or state Section 83(b) election is desirable under my circumstances.

4.4. Disqualifying Dispositions of ISO Stock. I acknowledge that if the Stock acquired by exercise of an Incentive Stock Option (as defined in Section 2.1 of the Plan)

is disposed of within two years after the Grant Date (as defined in the Option Grant) or within one year after such exercise, immediately prior to the disposition I will promptly notify the Company in writing of the date and terms of the disposition and will provide such other information regarding the disposition as the Company may reasonably require.

5.	Miscellaneous Provisions.

5.1. Successors and Assigns. Subject to the limitations set forth in this Agreement, the benefits and obligations of this Agreement will be binding on the executors, administrators, heirs, legal representatives, successors, and assigns of the parties.

5.2. Costs. I will repay the Company for all costs and damages, including incidental and consequential damages and attorney’s fees, resulting from any transfer of the Shares which is not in compliance with the provisions of this Agreement.

5.3. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California excluding those laws that direct the application of the laws of another jurisdiction.

5.4. Notices. All notices and other communications under this Agreement shall be in writing. Unless and until I am notified in writing to the contrary, all notices, communications, and documents directed to the Company and related to the Agreement, if not delivered by hand, shall be mailed, addressed to:

Jazz Pharmaceuticals, Inc.

Attention: Chief Financial Officer

at the Company’s published principal office location.

5.5. Communications. Unless and until I notify the Company in writing to the contrary, all notices, communications, and documents intended for me and related to this Agreement, if not delivered by hand, shall be mailed to my last known address as shown on the Company’s books. Notices and communications shall be mailed by first class mail, postage prepaid; documents shall be mailed by registered mail, return receipt requested, postage prepaid. All mailings and deliveries related to this Agreement shall be deemed received when actually received, if by hand delivery, and three business days after mailing, if by mail.

5.6. Arbitration. All disputes arising out of this Agreement will be finally settled by arbitration in accordance with the then existing rules of the American Arbitration Association. The arbitration will be conducted in the county of San Mateo County, California. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction over it; provided that nothing in this Agreement shall prevent a party from applying to a court of competent jurisdiction to obtain temporary relief pending resolution of the dispute through arbitration. The parties agree that service of any notices in the course of such arbitration at their respective addresses as provided for in this agreement shall be valid and sufficient.

5.7. This is not an employment contract. This Agreement is not to be interpreted as a guarantee or contract of continuing employment.

JAZZ PHARMACEUTICALS, INC.

By:
Title:

I hereby agree to be bound by all of the terms and conditions of this Agreement and the Plan.

Purchaser’s signature

Printed name

The purchaser’s spouse indicates by the execution of this Agreement his or her consent to be bound by the terms herein as to his or her interests, whether as community property or otherwise, if any, in the Shares hereby purchased.

Purchaser’s Spouse

Exhibits

Exhibit 9A	Acknowledgment and Statement of Decision Regarding Section 83(b) Election

Exhibit 9B	Section 83(b) Election

ACKNOWLEDGEMENT AND

STATEMENT OF DECISION

REGARDING SECTION 83(b) ELECTION

The undersigned, a purchaser of shares of Common Stock of Jazz Pharmaceuticals, Inc. (the “Company”) and a party to a Nonqualified Stock Option Purchase Agreement with the Company (the “Agreement”), hereby states as follows:

1. I acknowledge receipt of a copy of the Agreement and the memorandum entitled “Tax Consequences of Purchasing Restricted Stock; Filing a Section 83(b) Election.” I have carefully reviewed the Agreement and the memorandum.

2. I either [check as applicable]:

(a)	have consulted, and have been fully advised by, my tax advisor , whose business address is

                                                                                                                                                                                                    ,

regarding the federal, state, and local tax consequences of purchasing shares under the Agreement, and particularly regarding the advisability of making elections pursuant to Section 83(b) of the Internal Revenue Code of 1986, (the “Code”), and pursuant to any corresponding provisions of applicable state laws; or

(b)	have knowingly chosen not to consult such a tax advisor.

3. I have decided [check as applicable]:

(a)	to make an election pursuant to Section 83(b) of the Code by filing an election form with the appropriate tax authorities within 30 days of the undersigned’s purchase under the Agreement, and am submitting to the Company, together with my executed Agreement, three duplicate copies of executed election forms; or

(b)	not to make an election pursuant to Section 83(b) of the Code.

I acknowledge that, even if the Company files, or engages another party to file, a duplicate Section 83(b) election form with the Internal Revenue Service as an accommodation to me, I have the primary responsibility for timely filing any Section 83(b) election with the Internal Revenue Service and any state revenue authorities, and will hold the Company and its agents harmless from any failure to timely file a duplicate copy of the Section 83(b) election.

Date:

ELECTION UNDER SECTION 83(b)

OF THE INTERNAL REVENUE CODE

I hereby elect, under Section 83(b) of the Internal Revenue Code, to include in gross income any excess of the fair market value of the property described in paragraph 2, disregarding any lapse restrictions on that property, over the amount I paid for such property, as described below.

1.	My name, address and taxpayer identification number are:

Name:

Address:

Social Security Number:

2.	The property with respect to which this election is made consists of shares of common stock (the “Shares”) of (the “Company”).

3.	The date on which the Shares were acquired was , 2 , and the taxable year to which this election relates is calendar year .

4.	The Shares are subject to the following restrictions: the right of the Company to repurchase the Shares at [the lower of] the initial purchase price [or the price at the date of repurchase]. This right lapses based on my continued performance of services over time.

5.	The fair market value of the Shares at the time of transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) was $ per share.

6.	The amount paid for the Shares was $ per share.

7.	A copy of this election has been furnished to the Company. I am the person performing services and the transferee of the Shares.

Signature	Date

The spouse of the taxpayer acknowledges the making of this election.

Signature

Regular Election

PROTECTIVE ELECTION UNDER

SECTION 83(b) OF THE INTERNAL REVENUE CODE

(INCENTIVE STOCK OPTION)

I hereby elect, under Section 83(b) of the Internal Revenue Code, to include in gross income, with the effect and under the circumstances described in paragraph 4, any excess of the fair market value of the property described in paragraph 2, disregarding any lapse restrictions on that property, over the amount I paid for such property.

1.	My name, address and taxpayer identification number are:

Name:

Address:

Social Security Number:

2.	The property with respect to which the election is made consists of shares of common stock (the “Shares”) of (the “Company”).

3.	The date on which the Shares were acquired was , , and the taxable year to which this election relates is .

4.	The Shares were acquired pursuant to my exercise of an incentive stock option. This filing is therefore made for the purpose of determining the amount of my adjustment under Section 56(b)(3) of the Internal Revenue Code with respect to my purchase of the Shares. This filing will also be effective for regular income tax purposes in the event that the option is determined not to qualify as an incentive stock option or I dispose (as defined in Section 424(c) of the Internal Revenue Code) of the Shares within either period described in Section 422(a)(1) of the Internal Revenue Code.

5.	The Shares are subject to the following restrictions: the right of the Company to repurchase the Shares at the lower of the initial purchase price or the price on the date of repurchase. This right lapses based on my continued performance of services.

6.	The fair market value of the Shares at the time of transfer (determined without regard to any restrictions other than those which by their terms will never lapse) was $ per share.

7.	The amount paid for the Shares was $ per share.

8.	A copy of this election has been furnished to the Company. I am the person performing services and the transferee of the Shares.

Signature	Date of Execution

The spouse of the taxpayer acknowledges the making of this election.

Signature

[FORM OF GRANT NOTICE - NON-EXECUTIVE EMPLOYEES AND DIRECTORS]

DATE

NAME

ADDRESS

Re: Grant of Stock Option

Option Shares:	Grant Date:

Price per share: $	Vesting Start Date:

Fully-Vested Date:

Option No.:	Expiration Date:

Dear                     :

I am pleased to confirm that Jazz Pharmaceuticals, Inc. (the “Company”) has granted you an option to purchase shares of our common stock under the 2003 Equity Incentive Plan. To accept your stock option, please sign the enclosed copy of this letter and return it in the envelope provided.

1. Your option is intended to be [an incentive] [a nonstatutory] stock option. The basic terms of your option grant are identified in the information block at the top of this offer letter, but other important terms and conditions are described in the plan. We encourage you to carefully review the plan, a copy of which is enclosed.

2. Subject to the plan, your option vests (becomes exercisable) as follows:

[insert vesting schedule]

so that all shares will become purchasable on the Fully-Vested Date shown above.

3. If (a) there is of a Change of Control (defined below) of the Company and (b) your employment with the Company is terminated by the Company, other than for Cause (defined below), within twelve months after such Change of Control, then the vesting of this option shall be immediately accelerated such that 25% of the shares covered by this option (or if less than 25% of the shares covered by this option then remain unvested, all such remaining unvested shares) will vest on your last day of employment with the Company. For purposes of this option grant, “Change of Control” means (a) the sale, lease, assignment, transfer, conveyance or disposal of all or substantially all of the assets of the Company, or (b) the acquisition of the Company by another entity by means of a consolidation, reorganization, merger or other similar transaction or series of related transactions, in each case excluding (i) any such transaction in which the stockholders of the Company immediately prior to the transaction own more than 50% of the voting power of the acquiror (or parent thereof) immediately after such transaction and (ii) any transaction determined by the Board of Directors of the Company in good faith to be primarily for capital raising purposes. “Cause” means (a) your willful misconduct or gross negligence in the performance of your duties; (b) your conviction or plea of guilt or nolo contendere to any felony or crime involving moral turpitude; or (c) your continued failure to perform your duties to the Company.

4. If you decide to purchase shares under this option, you will be required to submit a completed exercise agreement on a form approved by the Company, together with payment for the shares. You may pay for the shares (plus any associated withholding taxes) using cash, a check, a wire transfer or any other form of payment listed in section 6.4(c) of the plan and permitted by the Administrator at the time you wish to exercise. Shares available under this option must be purchased, if at all, no later than the Expiration Date.

5. As you know, the shares of the Company have not been registered with the Securities and Exchange Commission, and are not publicly traded. In accepting this option, you agree that your rights to purchase or resell the option shares are expressly conditioned upon compliance with applicable U.S. federal and state securities laws, and agree to cooperate with the Company to achieve compliance with those laws.

6. Shares you purchase under this option are subject to a right of first refusal in favor of the Company, as set out in Section 3 of the Company’s Option Exercise and Stock Purchase Agreement. Shares you purchase under this option may also be subject to other restrictions, including escrow and market standoff requirements. Those rights and restrictions are set forth in Sections 6 and 15 of the Plan and Section 2 of the Company’s Option Exercise and Stock Purchase Agreement.

We value your efforts and look forward to your continued contribution.

Sincerely,

[Authorized Signatory]

[Title]

I accept this option and agree to the terms of this offer letter and the plan.

, 200
Optionee signature	Date

[FORM OF RESTATED INCENTIVE OR NONSTATUTORY STOCK OPTION

GRANT NOTICE – EXECUTIVE OFFICERS]

Restated [Incentive][Nonstatutory] Stock Option Grant

[Grant Number]
Partially replacing
Grant No.

February 18, 2004

[Name]

[Address]

Re:         Grant of Stock Option

Option Shares:	Grant Date: February 18, 2004

Price per share:

The “Vesting Base Date” is February 18, 2004, the date of the Initial Closing as that term is defined in the Preferred Stock Purchase Agreement dated January 27, 2004, among Jazz Pharmaceuticals, Inc. and certain investors.

The “Fully-Vested Date” is the fourth anniversary of Vesting Base Date.

Option No.:	Expiration Date:

Dear [Name]:

This restated [incentive][nonstatutory] stock option grant is one of six restated grants (the “Restated Grants”) replacing your original stock option grant No. __ (the “Original Grant”). The changes from the Original Grant in the Restated Grants are to divide the Original Grant to reflect (i) the fact that a portion of the original Grant was an incentive stock option and a portion was a nonstatutory stock option and (ii) to reflect the different exercise prices for portions of the original Grant in different restated grant agreements. The Restated Grants do not alter the terms of the Original Grant; the total number of shares covered, the exercise price, the vesting and the term of the Original Grant and the Restated Grants are the same. The restatement is solely for purposes of clarity and ease of administration. Under this Restated Grant, Jazz Pharmaceuticals, Inc. (the “Company”) has granted you options to purchase shares of our common stock under the 2003 Equity Incentive Plan (the “Plan”), the terms of which are incorporated into this letter. To accept this Restated Grant, please sign the enclosed copy of this letter and return it in the envelope provided.

1. Your options are intended to be [incentive stock options; provided, however, that to the extent they exceed the annual limits for incentive stock options, your options shall be nonstatutory stock options][nonstatutory]. The basic terms of your grant are identified in the information block at the top of this offer letter, but other important terms and conditions are described in the Plan. We encourage you to carefully review the Plan, a copy of which is enclosed.

2. Subject to the plan, this Restated Grant will vest as follows:

The Restated Grants, together, are subject to four-year vesting with 25% vesting on the one year anniversary of the Vesting Base Date, an additional 12.5% vesting on the eighteen month anniversary of the Vesting Base Date, and remaining options vesting equally each month thereafter for 30 months such that all the options will be fully vested on the Fully-Vested Date (subject to acceleration of vesting upon the occurrence of the same events and on the same schedule as the accelerated lapse of the right of repurchase applicable to Founders Shares and Unvested Founders Shares set forth in Section 8.2.2 and 8.2.3 of your Employment Agreement).

Therefore, the vesting schedule for this Restated Grant is as follows:

[Vesting Schedule]

For the purposes of this agreement, (i) Employment Agreement means your Employment Agreement with the Company dated February 18, 2004, as the same may be amended from time to time in accordance with its terms; and (ii) Founders Shares and Unvested Founders Shares shall have the meaning given to those terms in your Employment Agreement.

3. If you decide to exercise this option and thus purchase shares, you will be required to submit a completed Option Exercise and Stock Purchase Agreement in the Company’s then current form (the “Option Exercise and Stock Purchase Agreement”), together with payment for the shares. You may pay for the shares (plus any associated withholding taxes) using cash, a check, a wire transfer or any other form of payment listed in section 6.4(c) of the Plan and permitted by the Administrator at the time you wish to exercise. Shares available under your option grant must be purchased, if at all, no later than the Expiration Date.

4. As you know, the shares of the Company have not been registered with the Securities and Exchange Commission, and are not publicly traded. In accepting your option grant, you agree that your rights to purchase or resell the option shares are expressly conditioned upon compliance with applicable U.S. federal and state securities laws, and agree to cooperate with the Company to achieve compliance with those laws.

5. Shares you purchase upon exercise of an option shall be subject to the rights, privileges and restrictions set forth in the Plan, your Employment Agreement, the Amended and Restated Investor Rights Agreement dated as of February 18, 2004 by and among the company, you and other parties identified therein, the Amended and Restated Right of First Refusal and Co-Sale Agreement dated as of February 18, 2004 by and among the Company, you and other parties identified therein, and the Amended and Restated Voting Agreement dated as of February 18, 2004 by and among the Company, you and other parties identified therein, as each may be amended from time to time in accordance with its terms.

We value your efforts and look forward to your continued contribution.

Sincerely,

[Authorized Signatory]

[Title]

I accept this Restated Grant as a partial replacement of the Original Grant [Grant Number] and agree to the terms of this letter and the plan.

, 2007
Optionee signature	effective as of February 18, 2004

[NEW FORM OF GRANT NOTICE - NON-EXECUTIVE EMPLOYEES AND DIRECTORS]

[Date]

«First» «Last»

«Street»

«City»

Re:        Grant of Stock Option

Option Shares:	«Shares»	Grant Date:	(Date)

Price per share:	$ *	Vesting Start Date:	«Vest_Date»

		Fully-Vested Date:	«Fully_Vested_Date»

Option No.:	«Opt_No»	Expiration Date:	(Date)

Dear «First»,

I am pleased to confirm that Jazz Pharmaceuticals, Inc. (the “Company”) has granted you an option to purchase shares of our common stock under the 2003 Equity Incentive Plan. To accept your stock option, please sign the enclosed copy of this letter and return it in the envelope provided.

1. Your option is intended to be an incentive stock option. The basic terms of your option grant are identified in the information block at the top of this offer letter, but other important terms and conditions are described in the plan. We encourage you to carefully review the plan, a copy of which is enclosed.

2. Subject to the plan, your option vests (becomes exercisable) as follows:

25% on the Vesting Start Date set forth above, and 1/48th per month thereafter so that all shares will become purchasable on the Fully-Vested Date shown above.

3. If (a) there is of a Change of Control (defined below) of the Company and (b) your employment with the Company is terminated by the Company, other than for Cause (defined below), within twelve months after such Change of Control, then the vesting of this option shall be immediately accelerated such that 25% of the shares covered by this option (or if less than 25% of the shares covered by this option then remain unvested, all such remaining unvested shares) will vest on your last day of employment with the Company. For purposes of this option grant, “Change of Control” means (a) the sale, lease, assignment, transfer, conveyance or disposal of all or substantially all of the assets of the Company, or (b) the acquisition of the Company by another entity by means of a consolidation, reorganization, merger or other similar transaction or series of related transactions, in each case excluding (i) any such transaction in which the stockholders of the Company immediately prior to the transaction own more than 50% of the voting power of the acquiror (or parent thereof) immediately after such transaction and (ii) any transaction determined by the Board of Directors of the Company in good faith to be primarily for capital raising purposes. “Cause” means (a) your willful misconduct or gross negligence in the performance of your duties; (b) your conviction or plea of guilt or nolo contendere to any felony or crime involving moral turpitude; or (c) your continued failure to perform your duties to the Company.

*	The exercise price per share of this option is intended by the Board of Directors to be the fair market value of the Company’s common stock at the Grant Date. The Board has attempted in good faith to set the exercise price of this option at the fair market value of the common stock, determined in compliance with applicable tax laws, though there can be no certainty that the IRS will agree. If the IRS does not agree and asserts the fair market value of the common stock at the Grant Date less than the exercise price per share, the IRS could seek to impose taxes, costs or penalties on you under Internal Revenue Code Section 409A. While the Company thinks this is an unlikely event, the Company cannot provide absolute assurance and you may want to consult your tax adviser with any questions. By accepting this stock option, you agree that none of the Company nor its officers or directors will be liable to you if the IRS were to impose any taxes, penalties or interest.

4. If you decide to purchase shares under this option, you will be required to submit a completed exercise agreement on a form approved by the Company, together with payment for the shares. You may pay for the shares (plus any associated withholding taxes) using cash, a check, a wire transfer or any other form of payment listed in section 6.4(c) of the plan and permitted by the Administrator at the time you wish to exercise. Shares available under this option must be purchased, if at all, no later than the Expiration Date.

5. As you know, the shares of the Company have not been registered with the Securities and Exchange Commission, and are not publicly traded. In accepting this option, you agree that your rights to purchase or resell the option shares are expressly conditioned upon compliance with applicable U.S. federal and state securities laws, and agree to cooperate with the Company to achieve compliance with those laws.

6. Shares you purchase under this option are subject to a right of first refusal in favor of the Company, as set out in Section 3 of the Company’s Option Exercise and Stock Purchase Agreement. Shares you purchase under this option may also be subject to other restrictions, including escrow and market standoff requirements. Those rights and restrictions are set forth in Sections 6 and 15 of the Plan and Section 2 of the Company’s Option Exercise and Stock Purchase Agreement.

We value your efforts and look forward to your continued contribution.

Sincerely,

[Authorized Signatory]

[Title]

I accept this option and agree to the terms of this offer letter and the plan.

, 2007
Optionee signature	Date

[NEW FORM OF GRANT NOTICE - EXECUTIVE OFFICERS]

[Date]

«First» «Last»

«Street»

«City»

Re:        Grant of Stock Option

Option Shares:	«Shares»	Grant Date:	(Date)

Price per share:	$ *	Vesting Start Date:	«Vest_Date»

		Fully-Vested Date:	«Fully_Vested_Date»

Option No.:	«Opt_No»	Expiration Date:	(Date)

Dear «First»,

I am pleased to confirm that Jazz Pharmaceuticals, Inc. (the “Company”) has granted you an option to purchase shares of our common stock under the 2003 Equity Incentive Plan. To accept your stock option, please sign the enclosed copy of this letter and return it in the envelope provided.

1. Your option is intended to be [a nonstatutory] [an incentive] stock option[;provided, however, that to the extent this option exceeds the annual limits for incentive stock options, this option will be a nonstatutory stock option]. The basic terms of your option grant are identified in the information block at the top of this offer letter, but other important terms and conditions are described in the plan. We encourage you to carefully review the plan, a copy of which is enclosed.

2. Subject to the plan, your option vests (becomes exercisable) as follows:

[Vesting Schedule]

All shares will become purchasable by the Fully-Vested Date shown above.

*	The exercise price per share of this option is intended by the Board of Directors to be the fair market value of the Company’s common stock at the Grant Date. The Board has attempted in good faith to set the exercise price of this option at the fair market value of the common stock, determined in compliance with applicable tax laws, though there can be no certainty that the IRS will agree. If the IRS does not agree and asserts the fair market value of the common stock at the Grant Date less than the exercise price per share, the IRS could seek to impose taxes, costs or penalties on you under Internal Revenue Code Section 409A. While the Company thinks this is an unlikely event, the Company cannot provide absolute assurance and you may want to consult your tax adviser with any questions. By accepting this stock option, you agree that none of the Company nor its officers or directors will be liable to you if the IRS were to impose any taxes, penalties or interest.

3. Shares you purchase upon exercise of this option will be subject to the rights, privileges and restrictions (including the provisions providing for the acceleration of the vesting of stock options under certain circumstances) set forth in the Plan and in your Employment Agreement with the Company dated February 18, 2004, as it may be amended from time to time in accordance with its terms.

4. If you decide to purchase shares under this option, you will be required to submit a completed exercise agreement on a form approved by the Company, together with payment for the shares. You may pay for the shares (plus any associated withholding taxes) using cash, a check, a wire transfer or any other form of payment listed in section 6.4(c) of the plan and permitted by the Administrator at the time you wish to exercise. Shares available under this option must be purchased, if at all, no later than the Expiration Date.

5. As you know, the shares of the Company have not been registered with the Securities and Exchange Commission, and are not publicly traded. In accepting this option, you agree that your rights to purchase or resell the option shares are expressly conditioned upon compliance with applicable U.S. federal and state securities laws, and agree to cooperate with the Company to achieve compliance with those laws.

6. Shares you purchase under this option are subject to a right of first refusal in favor of the Company, as set out in Section 3 of the Company’s Option Exercise and Stock Purchase Agreement, to the extent those provisions are not superseded by your Employment Agreement. Shares you purchase under this option may also be subject to other restrictions, including escrow and market standoff requirements. Those rights and restrictions are set forth in Sections 6 and 15 of the Plan and Section 2 of the Company’s Option Exercise and Stock Purchase Agreement.

We value your efforts and look forward to your continued contribution.

Sincerely,

[Authorized Signatory]

[Title]

I accept this option and agree to the terms of this offer letter and the plan.

, 2007
Optionee signature	Date